Exhibit 99.1

drugstore.com Reports Strong Revenue Growth and Record Gross Margins in the Third Quarter of 2009

-OTC Revenue Growth of 17%, Beauty.com Growth of 19% and Vision Growth of 11%

- New Customer Growth of 27% Year-Over-Year

BELLEVUE, Wash., October 20, 2009 (GLOBE NEWSWIRE) — drugstore.com, inc. (Nasdaq:DSCM), a leading online retailer of health, beauty, vision, and pharmacy products, today announced its financial results for the third quarter ended September 27, 2009. The company reported quarterly net sales of $96.8 million, driven by strong OTC and vision sales. Gross margins increased 70 basis points year-over-year to a record 29.3% and the company’s net loss in its seasonally softest quarter was $1.6 million, an improvement of $2.0 million from the same period a year ago. The company reported adjusted EBITDA of $3.0 million which compared to $3.6 million reported in the same period of the prior year. 2008 third quarter adjusted EBITDA results included a $3.4 million contribution from the company’s discontinued local-pick-up (LPU) business. Adjusted EBITDA is a non-GAAP financial measure defined as earnings before interest, taxes, depreciation, and amortization of intangible assets and non-cash marketing expense, adjusted to exclude the impact of stock-based compensation expense.

“In the third quarter, drugstore.com reported double digit top-line growth as OTC revenues increased by approximately 17% and beauty.com expanded by 19%,” said Dawn Lepore, chief executive officer and chairman of the board of drugstore.com, inc. “Our growth was a result of continued strong sales of replenishment and beauty items to our loyal customer base and impressive new customer growth of 27%. This new customer growth was achieved while reducing our marketing cost per new customer to its lowest level since 2007. The initial success of key partnerships contributed to this effort, accounting for roughly 9% of overall new customer additions.”

“Gross margins were a record 29.3%, reflecting the continued success of our profitability initiatives, and we reduced operating expenses as a percentage of net sales from the prior year by 310 basis points. As a result, we reported adjusted EBITDA of over $3.0 million, a year-over-year increase of $2.8 million, excluding the EBITDA generated from our discontinued LPU segment in the prior year. Throughout 2009, we have been executing on plan in our core business and continuing to roll out new growth initiatives and partnerships that we believe can add incremental revenue growth, especially in 2010. Most recently, we launched our first microsite - SexualWellBeing.com(TM) - and expect to add 5 to 8 more microsites by the end of 2010,” concluded Ms. Lepore.

Net loss for the third quarter of 2009 was $1.6 million, or $0.02 per share, compared to a net loss of $3.6 million, or $0.04 per share, for the third quarter of 2008. The third quarter of 2009 net loss includes $1.4 million in non-cash stock-based compensation expense.

Outlook for Fourth Quarter of 2009

For the fourth quarter of 2009, the company is targeting net sales in the range of $107.0 million to $110.0 million, a net loss in the range of $1.8 million to $2.8 million, and adjusted EBITDA in the range of $2.5 million to $3.5 million. Fiscal year 2009 is a 53-week year, with the fourth quarter of 2009 representing a 14-week period.

Financial and Operational Highlights for the Third Quarter of 2009

(All comparisons are made to the third quarter of 2008 and reflect the reporting of the local pick-up business as discontinued operations)

Key Financial Highlights:

•	Gross margins increased 70 basis points to a record 29.3%.

•	Total contribution margin dollars increased by approximately 15% to $20.4 million.

•	Total orders grew by approximately 15% to 1.5 million, while contribution margin dollars per order were flat at $14.

•	Operating expenses as a percentage of sales decreased to 31% from 34.1% in the same period last year.

•	Free cash flow increased $14.6 million to positive $7.2 million for the trailing twelve months compared with negative $7.5 million for the trailing twelve months ended September 28, 2008.

•	Cash, cash equivalents, and marketable securities were $37.4 million at quarter end.

Net Sales Summary:

•	Total sales increased over 10% to $96.8 million.

•	OTC net sales grew approximately 17% to $71.3 million for the quarter, including Beauty.com growth of 19%.

•	Vision net sales grew 11% to $17.2 million for the quarter.

•	Mail-order pharmacy net sales were $8.2 million.

•	Average net sales per order were $67. Average net sales per order remained flat sequentially at $57 for OTC and increased to $118 for vision, and were $163 for mail-order pharmacy.

•	Net sales from repeat customers [1] represented 77% of net sales.

Key Customer Milestones:

•	We served approximately 412,000 new customers, inclusive of our strategic partnerships, during the quarter, up 27% over the same period in the prior year.

•	Marketing and sales expense per new customer decreased on both a sequential and year-over-year basis to approximately $21.50.

•	We have now served approximately 11.1 million customers since inception.

•	The number of active customers [2] was 2.9 million, up 14% year over year.

1.	Net sales from repeat customers exclude Weil Lifestyle, LLC (Weil) related Custom Nutrition Services (CNS) net sales and reflect only the activity of customers making purchases through the Web sites of drugstore.com, inc. and its subsidiaries.
2.	Active customer base reflects those customers who have purchased at least once within the last 12 months. Both the active customer base (a trailing 12-month number) and average annual spend per active customer exclude net sales and orders generated by the company’s CNS fulfillment relationship with Weil, and reflect only the activity of customers making purchases through the Web sites of drugstore.com, inc. and its subsidiaries.

Conference Call

Investors, analysts, and other interested parties are invited to join the drugstore.com, inc. quarterly conference call on, October 20, 2009 at 4:30 p.m. ET (1:30 p.m. PT). To participate, callers should dial 877-941-8416 (international callers should dial 480-629-9808) five minutes beforehand. Investors may also listen to the conference call live at http://investor.drugstore.com/, by clicking on the “audio” hyperlink. A replay of the call will be available through Saturday, October 24, 2009 by dialing 800-406-7325 and enter passcode 4166337# and international parties should call 303-590-3030 and enter passcode 4166337# beginning two hours after completion of the call.

Non-GAAP Measures

To supplement the consolidated financial statements presented in accordance with GAAP, drugstore.com, inc. uses the non-GAAP measure of adjusted EBITDA, defined as earnings before interest, taxes, depreciation, and amortization of intangible assets and non-cash marketing expenses, adjusted to exclude the impact of stock-based compensation expense. This non-GAAP measure is provided to enhance the user’s overall understanding of the company’s current financial performance. Management believes that adjusted EBITDA, as defined, provides useful information to the company and to investors by excluding certain items that may not be indicative of the company’s core operating results. In addition, because drugstore.com, inc. has historically provided adjusted EBITDA measures to investors, management believes that including adjusted EBITDA measures provides consistency in the company’s financial reporting. However, adjusted EBITDA should not be considered in isolation, or as a substitute for, or as superior to, net income/loss, cash flows, or other consolidated income/loss or cash flow data prepared in accordance with GAAP, or as a measure of the company’s profitability or liquidity. Although adjusted EBITDA is frequently used as a measure of operating performance, it is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation. Net income/loss is the closest financial measure prepared by the company in accordance with GAAP in terms of comparability to adjusted EBITDA. A reconciliation of adjusted EBITDA to net income/loss is included with the financial statements attached to this release.

In addition, the company uses the non-GAAP measure of free cash flow, defined as net cash provided by (used in) operating activities plus proceeds from the sale of discontinued operations less purchases of fixed assets as disclosed on our consolidated statements of cash flows. Management believes that free cash flow is an important liquidity metric because it measures, during a given period, the amount of cash generated that is available to service debt obligations, make investments, fund acquisitions and for certain other activities. Free cash flow is not a measure determined in accordance with GAAP and may not be defined or calculated by other companies in the same manner. Additionally, this financial measure is subject to variability quarter over quarter as a result of the timing of payments related to accounts payable, including inventory purchases, and accounts receivable. Since free cash flow includes investments in operating assets, management believes this non-GAAP liquidity metric is useful in addition to the most directly comparable GAAP measure of net cash provided by (used in) operating activities, and should not be used as a substitute for it or any other measure determined in accordance with GAAP. A reconciliation of free cash flow to net cash provided by operating activities is included with the supplemental financial schedules attached to this release.

About drugstore.com, inc.

drugstore.com, inc. (Nasdaq:DSCM) is a leading online retailer of health, beauty, vision, and pharmacy products. Our portfolio of brands includes: drugstore.com(tm), Beauty.com(tm), and VisionDirect.com(tm). All are accessible from http://www.drugstore.com and provide a convenient, private, and informative shopping experience while offering a wide assortment of more than 45,000 products at competitive prices.

The drugstore.com pharmacy is certified by the National Association of Boards of Pharmacy (NABP) as a Verified Internet Pharmacy Practice Site (VIPPS) and operates in compliance with federal and state laws and regulations in the United States.

The drugstore.com, inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=6419

The financial results contained in this press release are preliminary and unaudited. In addition, this press release contains forward-looking statements regarding future events or the future financial and operational performance of drugstore.com, inc. Words such as “expect,” “target,” “believe,” “may,” “will,” “continue,” “start,” “should,” and similar expressions, are intended to identify forward-looking statements. Forward-looking statements are based on current expectations, are not guarantees of future performance and involve assumptions, risks, and uncertainties. Actual performance may differ materially from those contained or implied in such forward-looking statements. Risks and uncertainties that could lead to such differences could include, among other things: effects of changes in the economy, changes in consumer spending, fluctuations in the stock market, changes affecting the Internet, online retailing and advertising, difficulties establishing our brand, and building a critical mass of customers, the unpredictability of future revenues and expenses and potential fluctuations in revenues and operating results, risks related to business combinations and strategic alliances, possible tax liabilities relating to the collection of sales tax, consumer trends, the level of competition, seasonality, the timing and success of expansion efforts, changes in senior management, risks related to systems interruptions, possible governmental regulation, and the ability to manage a growing business. Additional information regarding factors that potentially could affect the business, financial condition, and operating results of drugstore.com, inc. is included in the company’s periodic filings with the SEC on Forms 10-K, 10-Q, and 8-K. drugstore.com, inc. expressly disclaims any intent or obligation to update any forward-looking statement, except as otherwise specifically stated by it.

drugstore.com, inc. Consolidated Statements of Operations (in thousands, except share and per share data) (unaudited)

	Three Months Ended		Nine Months Ended
	September 27, 2009	September 28, 2008	September 27, 2009	September 28, 2008
Net sales	$96,815	$87,823	$295,471	$272,639

Costs and expenses: (1) (2)
Cost of sales	68,408	62,708	210,722	196,570
Fulfillment and order processing	11,074	10,968	32,976	32,914
Marketing and sales	8,854	7,929	27,424	24,491
Technology and content	6,242	6,009	18,237	16,948
General and administrative	3,824	4,862	11,401	15,156
Amortization of intangible assets	28	206	449	661

Total costs and expenses	98,430	92,682	301,209	286,740

Operating loss	(1,615)	(4,859)	(5,738)	(14,101)
Interest income (expense), net	(19)	137	38	516

Loss from continuing operations	(1,634)	(4,722)	(5,700)	(13,585)
Income from discontinued operations	—	1,103	5,946	5,009

Net income (loss)	$(1,634)	$(3,619)	$246	$(8,576)

Basic and diluted net loss per share	$(0.02)	$(0.04)	$0.00	$(0.09)

Weighted average shares used in computation of:
Basic and dilutive net loss per share	96,932,740	96,515,737	99,000,725	96,462,259

(1) Set forth below are the amounts of stock-based compensation by operating function recorded in the Statements of Operations:
Fulfillment and order processing	$134	$152	$348	$440
Marketing and sales	383	416	1,039	1,148
Technology and content	292	326	756	930
General and administrative	603	952	1,358	3,260

	$1,412	$1,846	$3,501	$5,778

(2) Set forth below are the amounts of depreciation by operating function recorded in the Statements of Operations:
Fulfillment and order processing	$750	$769	$2,241	$1,913
Marketing and sales	1	1	3	3
Technology and content	2,350	2,137	6,910	5,618
General and administrative	110	136	333	361

	$3,211	$3,043	$9,487	$7,895

SUPPLEMENTAL INFORMATION: Gross Profit and Gross Margin Information:

	Three Months Ended		Nine Months Ended
(In thousands, unless otherwise indicated)	September 27, 2009	September 28, 2008	September 27, 2009	September 28, 2008
Net sales	$96,815	$87,823	$295,471	$272,639
Cost of sales	68,408	62,708	210,722	196,570

Gross profit	$28,407	$25,115	$84,749	$76,069

Gross margin	29.3%	28.6%	28.7%	27.9%

SUPPLEMENTAL INFORMATION: Segment Information:
	Three Months Ended		Nine Months Ended
	September 27, 2009	September 28, 2008	September 27, 2009	September 28, 2008
Net sales:
Over-the-Counter (OTC)	$71,349	$61,223	$214,735	$190,985
Vision	17,227	15,579	52,249	46,865
Mail-order pharmacy	8,239	11,021	28,487	34,789

	$96,815	$87,823	$295,471	$272,639
Cost of sales:
Over-the-Counter (OTC)	$48,702	$41,858	$147,316	$131,970
Vision	13,235	11,888	40,187	36,154
Mail-order pharmacy	6,471	8,962	23,219	28,446

	$68,408	$62,708	$210,722	$196,570
Gross profit:
Over-the-Counter (OTC)	22,647	19,365	67,419	59,015
Vision	3,992	3,691	12,062	10,711
Mail-order pharmacy	1,768	2,059	5,268	6,343

	$28,407	$25,115	$84,749	$76,069

Gross margin:
Over-the-Counter (OTC)	31.7%	31.6%	31.4%	30.9%
Vision	23.2%	23.7%	23.1%	22.9%
Mail-order pharmacy	21.5%	18.7%	18.5%	18.2%

	29.3%	28.6%	28.7%	27.9%

Variable order costs:
Over-the-Counter (OTC)	$6,541	$5,677	$19,361	$17,511
Vision	785	745	2,348	2,235
Mail-order pharmacy	681	904	2,056	2,737

	8,007	7,326	23,765	22,483
Contribution margin:
Over-the-Counter (OTC)	$16,106	$13,688	$48,058	$41,504
Vision	3,207	2,946	9,714	8,476
Mail-order pharmacy	1,087	1,155	3,212	3,606

	$20,400	$17,789	$60,984	$53,586

SUPPLEMENTAL INFORMATION: Reconciliation of Net Income (Loss) to Adjusted EBITDA (See Note 3 below):

	Three Months Ended		Nine Months Ended
(In thousands, unless otherwise indicated)	September 27, 2009	September 28, 2008	September 27, 2009	September 28, 2008
Net income (loss)	$(1,634)	$(3,619)	$246	$(8,576)
Amortization of intangible assets	28	206	449	661
Amortization of non-cash marketing	—	2,290	—	3,435
Stock-based compensation	1,412	1,846	3,501	5,778
Depreciation	3,211	3,043	9,487	7,895
Interest income (expense), net	19	(137)	(38)	(516)

Adjusted EBITDA	$3,036	$3,629	$13,645	$8,677

NOTE 3: Supplemental information related to the company’s adjusted EBITDA for the three and nine months ended September 27, 2009 and September 28, 2008 is presented for informational purposes only and is not prepared in accordance with generally accepted accounting principles. Adjusted EBITDA is defined as loss before interest, taxes, depreciation, and amortization of intangible assets and non-cash marketing expense, adjusted to exclude the impact of stock-based compensation expense.

SUPPLEMENTAL INFORMATION: Reconciliation of Forecasted Q4 2009 Net Loss Range to Forecasted Q4 2009 Adjusted EBITDA Range (See Note 4 below):

Range Calculated As:

	Three Months Ended January 3, 2010
(In thousands, unless otherwise indicated)	Range High	Range Low
Net loss	$(1,800)	$(2,800)
Amortization of intangible assets	30	30
Stock-based compensation	1,750	1,750
Depreciation	3,500	3,500
Interest income (expense), net	20	20

Adjusted EBITDA	$3,500	$2,500

NOTE 4: Fiscal year 2009 is a 53-week year with Q4 2009 representing a 14-week quarter.

SUPPLEMENTAL INFORMATION: Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow:
	Three Months Ended		Trailing Twelve Months Ended
(In thousands, unless otherwise indicated)	September 27, 2009	September 28, 2008	September 27, 2009	September 28, 2008
Net cash provided by operating activities	$783	$1,907	$5,209	$7,053
Add: Proceeds from sale of discontinued operations	—	—	9,910	—
Less: Purchase of fixed assets	(2,119)	(2,947)	(7,946)	(14,529)

Free Cash Flow	$(1,336)	$(1,040)	$7,173	$(7,476)

drugstore.com, inc.

Consolidated Balance Sheets

(in thousands, except share data)

	September 27, 2009	December 28, 2008
	(unaudited)	(audited)
ASSETS
Current assets:
Cash and cash equivalents	$21,346	$25,197
Marketable securities	16,013	12,997
Accounts receivable, net of allowances	10,922	9,108
Inventories	32,467	32,704
Other current assets	2,783	2,128
Assets of discontinued operations	—	5,954

Total current assets	83,531	88,088
Fixed assets, net	24,810	28,306
Other intangible assets, net	3,426	3,731
Goodwill	32,202	32,202
Other long-term assets	219	222

Total assets	$144,188	$152,549

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$31,054	$31,208
Accrued compensation	4,203	4,416
Accrued marketing expenses	4,492	4,630
Other current liabilities	1,427	4,560
Current portion of long-term debt	431	2,998
Liabilities of discontinued operations	—	5,946

Total current liabilities	41,607	53,758
Long-term debt, less current portion	3,021	2,567
Deferred income taxes	958	953
Other long-term liabilities	1,154	1,071

Stockholders’ equity:
Common stock, $.0001 par value, stated at amounts paid in:
Authorized shares - 250,000,000
Issued shares - 99,993,377 and 96,547,079
Outstanding shares - 99,887,958 and 96,547,079 as of September 27, 2009 and December 28, 2008, respectively	867,260	864,282
Treasury stock - 105,419 shares as of September 27, 2009	(151)	—
Accumulated other comprehensive income (loss)	(53)	57
Accumulated deficit	(769,608)	(770,139)

Total stockholders’ equity	97,448	94,200

Total liabilities and stockholders’ equity	$144,188	$152,549

drugstore.com, inc.

Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended		Nine Months Ended
	September 27, 2009	September 28, 2008	September 27, 2009	September 28, 2008
	(unaudited)
Operating activities:
Net income (loss)	$(1,634)	$(3,619)	$246	$(8,576)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	3,211	3,043	9,487	7,895
Amortization of intangible assets	28	206	449	661
Stock-based compensation	1,412	1,846	3,501	5,778
Other, net	37	(28)	(15)	(43)
Changes in:
Accounts receivable	(142)	96	(1,814)	(11)
Inventories	(2,167)	107	237	498
Other assets	284	(337)	(655)	459
Accounts payable, accrued expenses and other liabilities	(246)	(970)	(3,887)	(2,914)
Net cash provided by activities of discontinued operations	—	1,563	(5,946)	2,560

Net cash provided by operating activities	783	1,907	1,603	6,307

Investing activities:
Purchases of marketable securities	(1,985)	(7,772)	(13,138)	(43,116)
Sales and maturities of marketable securities	1,400	15,606	10,049	49,704
Proceeds from sale of discontinued operations	—	—	5,946	—
Purchases of fixed assets	(2,119)	(2,947)	(5,812)	(11,063)
Purchases of intangible assets	—	—	(145)	—

Net cash (used in) provided by investing activities	(2,704)	4,887	(3,100)	(4,475)

Financing activities:
Proceeds from exercise of stock options and employee stock purchase plan	3	102	97	525
Proceeds from line of credit	2,986	1,500	2,986	5,000
Principal payments on capital leases, term loan obligations and line of credit	(3,755)	(2,339)	(5,286)	(3,557)
Purchase of treasury stock	—	—	(151)	—

Net cash (used in) provided by financing activities	(766)	(737)	(2,354)	1,968

Net increase (decrease) in cash and cash equivalents	(2,687)	6,057	(3,851)	3,800
Cash and cash equivalents, beginning of period	24,033	16,315	25,197	18,572

Cash and cash equivalents, end of period	$21,346	$22,372	$21,346	$22,372